Exhibit 99.4

Form of Proxy for Special Meeting of Stockholders of Watson Wyatt Worldwide, Inc.

You can submit your proxy by telephone, through the Internet or by mail. Please use only one of the three response methods.

1. By telephone. In the U.S. and Canada, you may call toll-free 1-800-690-6903 on any touch-tone telephone to authorize the voting of these shares. You may call 24 hours a day, 7 days a week. Have your proxy card in hand when you call; then just follow the simple instructions. You may authorize your vote in this manner no later than 11:59 p.m. EST the day before the meeting date.
Or

2. Through the Internet. Access the website at www.proxyvote.com to authorize the voting of these shares. You may access the site 24 hours a day, 7 days a week. Have your proxy card in hand when you access the website; then just follow the simple instructions. You may authorize your vote in this manner no later than 11:59 p.m. EST the day before the meeting date.

Or

3. By mail. Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope as soon as possible before the meeting date to Watson Wyatt Worldwide, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR VOTING!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WATSW1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEMS I, II AND III.

		For	Against	Abstain

I.	To approve and adopt the Agreement and Plan of Merger, dated as of June 26, 2009, by and among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., as it may be amended from time to time.	☐	☐	☐

II.	To approve the Towers Watson & Co. 2009 Long Term Incentive Plan.	☐	☐	☐

III.	To approve any motion to adjourn the Special Meeting to permit further solicitation of proxies to vote in favor of Items I and II above.	☐	☐	☐

Please sign exactly as name appears above. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If the Stockholder is a corporation, please sign the full name of the duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (for Joint Owners only)	Date

Watson Wyatt Worldwide, Inc.

Special Meeting of Stockholders

Westin Arlington Gateway

801 North Glebe Road

Arlington, Virginia

Friday, December 18, 2009

10:00 a.m. (EST)

WATSON WYATT WORLDWIDE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated [DATE], and hereby appoint(s) John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution and resubstitution, and authorizes them to represent and to vote all of his shares of capital stock of Watson Wyatt Worldwide, Inc. at the Special Meeting of Stockholders of the Company to be held Friday, December 18, 2009, at the Westin Arlington Gateway, 801 North Glebe Road, Arlington, Virginia, at 10:00 a.m. (EST) and at any adjournment(s) or postponement(s) thereof, with the same authority as if the Stockholder(s) were personally present, as provided on this proxy card.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE SPECIAL MEETING. Attendance of the undersigned at the meeting or any adjournment(s) or postponement(s) thereof will not be deemed to revoke this proxy unless the undersigned also votes in person at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, “FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (EXCEPT FOR ADJOURNMENT FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES AS CONTEMPLATED BY ITEM III).